Exhibit 1.1

June [●], 2025

PERSONAL AND CONFIDENTIAL

Mr. Geordan Pursglove, Chief Executive Officer

Lixte Biotechnology Holdings, Inc.

680 East Colorado Boulevard, Suite 180
Pasadena, CA 91101

Re:	LIXT | Best Efforts Secondary Offering | Placement Agent Agreement

Dear Mr. Pursglove:

The purpose of this placement agent agreement (the “Agreement”) is to outline our agreement pursuant to which Spartan Capital Securities, LLC (“Spartan”) will act as the placement agent on a “best efforts” basis in connection with the proposed Best Efforts Secondary Offering (the “Placement”) by Lixte Biotechnology Holdings, Inc. (collectively, with its subsidiaries and affiliates, the “Company”) of its shares of Common Stock or Pre-funded Warrants to purchase shares of Common Stock in lieu of shares of Common Stock (the “Securities”). This Agreement sets forth certain conditions and assumptions upon which the Placement is premised. The Company expressly acknowledges and agrees that Spartan’s obligations hereunder are on a reasonable “best efforts” basis only and that the execution of this Agreement does not constitute a commitment by Spartan to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of Spartan with respect to securing any other financing on behalf of the Company. The Company confirms that entry into this Agreement and completion of the Placement with Spartan will not breach or otherwise violate the Company’s obligations to any other party or require any payments to such other party. For the sake of clarity, such obligations may include but not be limited to obligations under an engagement letter, placement agency agreement, underwriting agreement, advisory agreement, right of first refusal, tail fee obligation or other agreement.

The terms of our agreement are as follows:

1.	Engagement. The Company hereby engages Spartan, for the period beginning on the date hereof and July 1, 2025 or upon the completion of the Placement, whichever is sooner (the “Engagement Period”), to act as the Company’s exclusive investment bank in connection with the proposed Placement. During the Engagement Period or until the consummation of the Placement, and as long as Spartan is proceeding in good faith with preparations for the Placement, the Company agrees not to solicit, negotiate with or enter into any agreement with any other source of financing (whether equity, debt or otherwise), any underwriter, potential underwriter, placement agent, financial advisor, investment banking firm or any other person or entity in connection with an offering of the Company’s debt or equity securities or any other financing by the Company. Spartan will use its reasonable “best efforts” to solicit offers to purchase the Securities from the Company on the terms, and subject to the conditions, set forth in the Prospectus (as defined below). Spartan shall use commercially reasonable efforts to assist the Company in obtaining performance by each Purchaser (as defined below) whose offer to purchase Securities has been solicited by Spartan, but Spartan shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any potential purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. The Company acknowledges that under no circumstances will Spartan be obligated to underwrite or purchase any Securities for its own account and, in soliciting purchases of the Securities, Spartan shall act solely as an agent of the Company. The services provided pursuant to this Agreement shall be on an “agency” basis and not on a “principal” basis.

2.	The Placement. The Placement is expected to consist of a sale of approximately $6.0 million of the Company’s Securities. Spartan will act as placement agent for the Placement subject to, among other matters referred to herein and additional customary conditions, completion of Spartan’s due diligence examination of the Company and its affiliates, listing approval by the Nasdaq Capital Market (“Exchange”) of the Securities to be issued, and the execution of a definitive Securities Purchase Agreement in connection with the Placement (the “Securities Purchase Agreement”). The actual size of the Placement, the precise number of Securities to be offered by the Company and the offering price will be the subject of continuing negotiations between the Company and the investors thereto. In connection with entry into the Securities Purchase Agreement, the Company (i) will meet with Spartan and its representatives to discuss such due diligence matters and to provide such documents as Spartan may require; (ii) will not file with the Commission any document regarding the Placement without the prior approval of Spartan and its counsel; (iii) will deliver to Spartan and the investors in the Placement such legal and accounting opinions and letters (including, without limitation, accounting comfort letters, legal opinions, negative assurance letters, good standing certificates and officers’ and secretary certificates) as Spartan may require, all in form and substance acceptable to Spartan and (iv) will ensure that Spartan is a third party beneficiary of all representations, warranties, covenants, closing conditions and deliverables in connection with the Placement.

3.	Placement Compensation. The placement commission will be 8.0% for the Placement and a non-accountable expense allowance equal to 1.0% of the Placement. As additional compensation for Spartan’s services, the Company shall issue to Spartan or its designees at each Closing, warrants (the “Placement Agent Warrants”) to purchase that number of shares of common stock of the Company equal to 5.0% of the aggregate number of shares of common stock (or common stock equivalent, if applicable) or units, as applicable, placed in the Placement (and if a Placement includes a “greenshoe” or “additional investment” component, such number of shares of common stock underlying such “greenshoe” or “additional investment” component, with the Placement Agent Warrants issuable upon the exercise of such component). If the Securities included in the Placement are convertible (other than warrants that may be included in a unit), the number of shares of common stock underlying the Placement Agent Warrants shall be determined by multiplying the number of shares of common stock issuable upon conversion of the convertible securities by 110%. The Placement Agent Warrants shall have a term of five (5) years from the commencement of the offering, contain cashless exercise provisions and piggyback registration rights, and have an exercise price equal to 125% of the offering price per share (or unit, if applicable) in the applicable Placement and if such offering price is not available, the market price of the common stock on the date the Placement is commenced (such price, the “Offering Price”). The Placement Agent Warrants may not be exercised, sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days beginning on the commencement of sales of the offering in accordance with FINRA Rule 5110(e)(1), except as provided for in FINRA Rule 5110(e)(e). If warrants are issued to investors in the Placement, the Placement Agent Warrants shall have the same terms as the warrants issued to investors in the Placement, except that (i) such Placement Agent Warrants shall have an exercise price equal to 125% of the Offering Price and (ii) the Placement Agent Warrants shall comply in all regards with the requirements of FINRA Rules 5110(c)(1) and 5110(g)(8).

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4.	Registration Statement. To the extent the Company decides to proceed with the Placement, the Company will, as soon as practicable, prepare and file with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) and a prospectus included therein (the “Prospectus”) covering the Securities to be offered and sold in the Placement. The Registration Statement (including the Prospectus therein), and all amendments and supplements thereto, will be in form reasonably satisfactory to Spartan and counsel to Spartan. Other than any information provided by Spartan in writing specifically for inclusion in the Registration Statement or the Prospectus, the Company will be solely responsible for the contents of its Registration Statement and Prospectus and any and all other written or oral communications provided by or on behalf of the Company to any actual or prospective investor of the Securities, and the Company represents and warrants that such materials and such other communications will not, as of the date of the offer or sale of the Securities, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the completion of the offer and sale of the Securities an event occurs that would cause the Registration Statement or Prospectus (as supplemented or amended) to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will notify Spartan immediately of such event and Spartan will suspend solicitations of the prospective purchasers of the Securities until such time as the Company shall prepare a supplement or amendment to the Registration Statement or Prospectus that corrects such statement or omission.

5.	Lock-Ups. In connection with the Placement, the Company’s directors, executive officers, employees and shareholders holding at least ten percent (10%) of the outstanding common stock will enter into customary “lock-up” agreements in favor of the Placement Agent for a period of sixty (60) days after the Closing of the Placement (the “Lock-Up Period”); provided, however, that any sales by parties to the lock-ups shall be subject to the lock-up agreements and provided further, that none of such common stock shall be saleable in the public market until the expiration of the Lock-Up Period.

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6.	Company Standstill. In connection with the Placement, without the prior written consent of the investors, the Company will not, for a period of sixty (60) days after the Closing of the Placement (the “Standstill Period”), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (c) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (d) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (a), (b), (c) or (d) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise (all of such matters, the “Standstill Restrictions”). So long as none of such equity securities shall be saleable in the public market until the expiration of the Standstill Period, the following matters shall not be prohibited by the Standstill Restrictions: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; (ii) securities issued pursuant to agreements, options, restricted share units or convertible securities existing as of the date hereof provided the terms are not modified; and (iii) securities issued pursuant to acquisitions or strategic transactions (whether by merger, consolidation, purchase of equity, purchase of assets, reorganization or otherwise) approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Standstill Period, and provided that any such issuance shall only be to a person or entity (or to the equityholders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. In no event should any equity transaction during the Standstill Period result in the sale of equity at an offering price to the public less than that of the Placement referred herein.

7.	Expenses. Out of the proceeds of the Closing, the Company shall pay Spartan up to $125,000 for fees and expenses of legal counsel and other expenses, including but not limited to, roadshow expenses and cost of background checks; plus the additional amount payable by the Company pursuant to the following sentence and, if applicable, the costs associated with the use of a third-party electronic road show service (such as Net Roadshow); provided, however, that such amount in no way limits or impairs the indemnification and contribution provisions of this Agreement. The Company will bear all fees, disbursements and expenses in connection with the Placement, including, without limitation, the Company’s legal and accounting fees and disbursements; the costs of preparing, printing, mailing and delivering the Registration Statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, any other offering materials, this Agreement and related documents (all in such quantities as Spartan may reasonably require); preparing and printing stock certificates and warrant certificates; the costs of any “due diligence” meetings or background checks for members of management; filing fees (including SEC filing fees), costs and expenses (including third party expenses and disbursements) incurred in registering the Placement, FINRA filing fees; costs and expenses of qualifying the offering under the “blue sky” laws of the states specified by Spartan; preparation of leather bound volumes and Lucite cube mementos in such quantities as Spartan may reasonably request in connection with an underwritten offering; transfer taxes; and transfer and warrant agent and registrar fees, but excluding those costs and expenses that FINRA regulations require to be borne by a selling agent, placement agent or underwriter.

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8.	Right of First Refusal. During the Right of First Refusal Period (as defined below)and subject to any Senior Right of First Refusal (as defined below), if the Company or any of its subsidiaries (a) decides to dispose of or acquire business units or acquire any of its outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distributions or a spin-off or split-off, and the Company decides to retain a financial advisor for such transaction, Spartan (or any affiliate designated by Spartan) shall have the right to act as the Company’s exclusive financial advisor for any such transaction; or (b) decides to finance or refinance any indebtedness using a manager or agent, Spartan (or any affiliate designated by Spartan) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (c) decides to raise funds by means of a public offering (including through an at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities using an underwriter or placement agent, Spartan (or any affiliate designated by Spartan) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. The Company shall provide written notice to Spartan of any proposed transaction set forth in (a) - (c) above, including a detailed term sheet. Spartan (including through its affiliates) shall have ten (10) Business Days following receipt of such detailed term sheet to determine whether to waive its rights under this Section 8. If Spartan or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction; provided, however, that after Spartan delivers such engagement letter, the Company may notify Spartan that it wishes to terminate the Right of First Refusal by paying a fee of $10,000, to be effective only upon receipt of such payment. The “Right of First Refusal Period” shall be the period beginning on the date hereof and ending on the date that is the earlier of (i) six (6) months after the expiration or earlier termination of any senior right of first refusal (“Senior Right of First Refusal”) existing on the date hereof with respect to transactions described in (a) – (c) above, or (ii) the date that is the three (3) year anniversary of the commencement of sales in the Placement. Notwithstanding the foregoing, the decision to accept the Company’s engagement under this Section 8 shall be made by Spartan or one of its affiliates, by a written notice to the Company, within ten (10) Calendar Days after the receipt of the Company’s notification of its financing needs, including a detailed term sheet. Spartan’s determination of whether in any case to exercise its right of first refusal hereunder will be strictly limited to the terms on such term sheet, and any waiver of such right of first refusal shall apply only to such specific terms. If Spartan waives its right of first refusal, any deviation from such terms (including without limitation after the launch of a subsequent transaction) shall void the waiver and require the Company to seek a new waiver from the right of first refusal on the terms set forth in this Section 8.

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9.	Tail Financing. Spartan shall be entitled to compensation under Section 3 herein, calculated in the manner set forth therein, with respect to any public or private offering or other financing or capital raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors Spartan has introduced to and/or contacted on behalf of the Company through an in-person, electronic or telephonic communication or investors that Spartan had “wall-crossed” in connection with this Placement (or any entity under common management or having a common investment advisor), if such Tail Financing is consummated at any time within twelve (12) months after the Closing, expiration or termination of this Agreement. Notwithstanding anything to the contrary contained herein, the Company has the right to terminate this Agreement for cause in compliance with FINRA Rule 5110(g)(5)(B)(i). The exercise of such right of termination for cause eliminates the Company’s obligations with respect to the provisions relating to Right of First Refusal and Tail Financing.

10.	Closing; Closing Deliverables. Unless otherwise directed by the Placement Agent, settlement of the Securities shall occur via “Delivery Versus Payment” (“DVP”) (i.e., on the Closing Date, the Company shall cause the Depositary to issue the Securities directly to the clearing firm designated by the Placement Agent; upon receipt of such Securities, the Placement Agent shall promptly electronically deliver such Securities to the applicable Purchaser, and payment therefor shall be made by the Placement Agent (or its clearing firm) by wire transfer to the Company).

10.1. Company Deliveries.

10.1.1. On the date hereof, the Company shall deliver each of the following:

10.1.1.1 This Agreement duly executed by the Company.

10.1.1.2 A cold comfort letter from the Company’s auditor, addressed to the Placement Agent in form and substance reasonably satisfactory in all material respects.

10.1.1.3 A certificate executed by the Chief Financial Officer of the Company in customary form reasonably satisfactory to the Placement Agent and its counsel.

10.1.1.4 The Lock-Up Agreements.

10.1.2. On or prior to the Closing Date, the Company shall deliver each the following:

10.1.2.1 A legal opinion of TroyGould PC, addressed to the Placement Agent and the Purchasers, in form and substance reasonably acceptable to the Placement Agent and Purchasers.

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10.1.2.2 A negative assurance letter from TroyGould PC, addressed to the Placement Agent and dated the Closing Date, in a form reasonably satisfactory to the Placement Agent.

10.1.2.3 A copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate (or at the request of the Purchaser, book entry statement) evidencing a number of shares of common stock equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser.

10.1.2.4 For each Purchaser of Pre-Funded Warrants pursuant to Section 10, a Pre-Funded Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to the portion of such Purchaser’s Subscription Amount applicable to Pre-Funded Warrants divided by the Per Share Purchase Price, with an exercise price equal to $0.00001, subject to adjustment as provided therein.

10.1.2.5 The Placement Agent Warrants.

10.1.2.6 The Company shall have provided each Purchaser with the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer.

10.1.2.7 A duly executed and delivered Officers’ Certificate, in customary form reasonably satisfactory to the Placement Agent and its counsel.

10.1.2.8 A cold comfort letter from the Company’s auditor, addressed to the Placement Agent in form and substance reasonably satisfactory in all material respects.

10.1.2.9 The Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).

11.	Representations and Warranties of the Company. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date, as the case may be, and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date, as the case may be.

11.1. Registration Statement. The Company has prepared and filed the Registration Statement with the Commission under the Securities Act. The Commission has declared the Registration Statement effective under the Securities Act and the Company has not as of the date of this Agreement filed a post-effective amendment to the Registration Statement. The Commission has not issued any order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Registration Statement, the Final Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been initiated, are pending before or, to the Company’s knowledge, threatened by the Commission.

11.1.1.   The Registration Statement, at the time it became effective, did not contain, and any post-effective amendment thereto, as of the effective date of such amendment, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use in the Registration Statement (including any post-effective amendment thereto), the Pricing Disclosure Package, the Final Prospectus (including any amendments or supplements thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, it being understood and agreed that the only such information furnished by the Placement Agent consists of the information described herein (collectively, the “Placement Agent Information”).

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11.1.2.   Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and will comply in all material respects with the Securities Act.

11.2. Pricing Disclosure Package. The Pricing Disclosure Package did not, and as of the Closing Date (as defined below), as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Placement Agent Information.

11.3. Final Prospectus.

11.3.1.   Each of the Final Prospectus and any amendments or supplements thereto, as of its date, as of the time it is filed with the Commission pursuant to Rule 424(b) under the Securities Act, as of the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Placement Agent Information.

11.3.2.   Each of the Final Prospectus and any amendments or supplements thereto, at the time it is filed with the Commission pursuant to Rule 424(b) under the Securities Act, as of the Closing Date, will comply in all material respects with the Securities Act.

11.4. Preliminary Prospectuses.

11.4.1.   Each Preliminary Prospectus, when considered together with any amendments or supplements thereto, as of the time it was filed with the Commission pursuant to Rule 424(a) under the Securities Act, if any, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Placement Agent Information.

11.4.2.   Each Preliminary Prospectus, when considered together with any amendments or supplements thereto, at the time it was filed with the Commission pursuant to Rule 424(a) under the Securities Act, if any, complied in all material respects with the Securities Act.

11.5. Issuer Free Writing Prospectuses.

11.5.1.   Each Issuer Free Writing Prospectus, when considered together with the Preliminary Prospectus accompanying, or delivered prior to the delivery of, such Issuer Free Writing Prospectus, did not, as of the date of such Issuer Free Writing Prospectus, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Placement Agent Information.

11.5.2.   Each Issuer Free Writing Prospectus, at the time of filing with the Commission, complied or will comply in all material respects with the Securities Act.

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11.5.3.   The Company has filed, or will file, with the Commission, within the time period specified in Rule 433(d) under the Securities Act, any Free Writing Prospectus it is required to file pursuant to Rule 433(d) under the Securities Act. The Company has made available any Bona Fide Electronic Road Show used by it in compliance with Rule 433(d)(8)(ii) under the Securities Act such that no filing of any “road show” (as defined in Rule 433(h) under the Securities Act) (“Road Show”) is required in connection with the offering of the Securities.

11.5.4.   Except for the Issuer Free Writing Prospectuses, if any, set forth in Schedule 11.5.4 hereto and electronic road shows, if any, each furnished to the Placement Agent before first use, the Company has not used, authorized the use of, referred to or participated in the planning for use of, and will not, without the prior consent of the Placement Agent, use, authorize the use of, refer to or participate in the planning for use of, any Free Writing Prospectus.

11.6. Testing-the-Waters Communications. The Company has not (x) alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Placement Agent or any underwriter that the Company has previously identified to the Placement Agent with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act, and (y) authorized anyone other than the Placement Agent, or any underwriter that the Company has previously identified to the Placement Agent, to engage in Testing-the-Waters Communications.

11.7. No Other Disclosure Materials. Other than the Registration Statement, the Pricing Disclosure Package, the Final Prospectus and the Road Show, the Company (including its agents and representatives, other than the Placement Agent or any underwriter that the Company has previously identified to the Placement Agent, as to which no representation or warranty is given) has not, directly or indirectly, distributed, prepared, used, authorized, approved or referred to, and will not distribute, prepare, use, authorize, approve or refer to, any offering material in connection with the offering and sale of the Securities.

11.8. Ineligible Issuer. At the time of filing of the registration statement on Form S-1 (File No. 333-288120) registering the offer and sale of the Securities submitted to the Commission on and any amendment thereto and at the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

11.9. Smaller Reporting Company. From the time of initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act.

11.10. Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the Placement Agent Warrant and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

11.11. Placement Agent Agreement. Each of this Agreement and the Placement Agent Warrant has been duly authorized, executed and delivered by the Company and each, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or by general equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (ii) rights to indemnification and contribution hereunder may be limited by applicable law and public policy considerations.

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11.12. No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus (in each case exclusive of any amendment or supplement thereto), since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus: (i) there has been no material adverse change, or any development that could result in a material adverse change, in or affecting the condition (financial or otherwise), earnings, business, properties, management, financial position, stockholders’ equity, or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as a whole; (ii) there has been no change in the share capital (other than (A) the issuance of shares upon the exercise or settlement (including any “net” or “cashless” exercises or settlements) of stock options, restricted stock units or warrants described as outstanding, (B) the grant of options and awards under existing equity incentive plans, or (C) the repurchase of shares of Common Stock by the Company, which were issued pursuant to the early exercise of stock options by option holders and are subject to repurchase by the Company, in each case, as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus), or material change in the short-term debt or long-term debt of the Company or any of its subsidiaries, considered as a whole; and (iii) the Company and its subsidiaries, considered as a whole, have not incurred any material liability or obligation, indirect, direct or contingent (whether or not in the ordinary course of business); nor entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries, considered as a whole; and (iv) there has been no dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries of the Company, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

11.13. Organization and Good Standing of the Company and its Subsidiaries. The Company and each of its subsidiaries have been duly incorporated and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority (corporate and other) necessary to own, lease or hold their respective properties and to conduct the businesses in which they are engaged as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, except where the failure to be in good standing, to be so qualified or to have such power or authority could not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, properties, management, financial position, stockholders’ equity, or results of operations of the Company and its subsidiaries, considered as a whole, or adversely affect the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).

11.14. Capitalization. The capitalization of the Company is as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the heading “Capitalization”. All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable. The Securities, the Placement Agent Warrants and the securities underlying the Placement Agent Warrants have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities, the Placement Agent Warrants and the securities underlying the Placement Agent Warrants are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities and the Placement Agent Warrants has been duly and validly taken. When paid for and issued in accordance with the Placement Agent Warrant , the securities underlying the Placement Agent Warrants will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the securities underlying the Placement Agent Warrants are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Placement Agent Warrants has been duly and validly taken. None of the outstanding shares of Common Stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to acquire, or instruments convertible into or exchangeable or exercisable for, any shares of, or other equity interest in, the Company or any of its subsidiaries. All of the outstanding shares of, or other equity interest in, each of the Company’s subsidiaries (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable and (iii) are owned by the Company, directly or through the Company’s subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, charge, claim or restriction on voting or transfer (collectively, “Liens”).

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11.15. Common Stock Incentive Plans. With respect to the Common Stock options (the “Stock Options”) granted pursuant to the Common Stock-based compensation plans of the Company and its subsidiaries (the “Company Common Stock Incentive Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholders approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any), to the Company’s knowledge, was duly executed and delivered by each party thereto, (iii) each such grant was made in all material respects in accordance with the terms of the Company Common Stock Incentive Plans, and (iv) each such grant was properly accounted for in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) in the financial statements (including the related notes) of the Company.

11.16. No Violation or Default. Neither the Company nor any of its subsidiaries is: (i) in violation of its charter, by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, contract, undertaking or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, or any of their respective properties or assets, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

11.17. No Conflicts. None of (i) the execution, delivery and performance of this Agreement by the Company, (ii) the issuance, sale and delivery of the Securities , (iii) the application of the proceeds of the offering as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or (iv) the consummation of the transactions contemplated herein will: (x) result in any violation of the terms or provisions of the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries; (y) conflict with, result in a breach or violation of, or require the approval of stockholders, members or partners or any approval or consent of any persons under, any of the terms or provisions of, constitute a default under, result in the termination, modification, or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, note agreement, contract, undertaking or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject; or (z) result in the violation of any law, statute, judgment, order, rule, decree or regulation applicable to the Company or any of its subsidiaries of any court, arbitrator, governmental or regulatory authority, agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets.

11.18. No Consents Required. No consent, approval, authorization, order, filing, registration, license or qualification of or with any court, arbitrator, or governmental or regulatory authority, agency, or body is required for (i) the execution, delivery and performance by the Company of this Agreement; (ii) the issuance, sale and delivery of the Securities; or (iii) the consummation of the transactions contemplated herein, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as (x) have already been obtained or made and are still in full force and effect, (y) may be required by FINRA and the Nasdaq Capital Market, and (z) may be required under applicable state securities laws in connection with the placement of the Securities by the Placement Agent.

11.19. Independent Accountants. Weinberg & Company, P.A., with offices at 1925 Century Park East, Suite 1120, Los Angeles, CA 90067, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the rules and regulations of the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.

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11.20. Financial Statements and Other Financial Data. The financial statements (including the related notes thereto), together with the supporting schedules, included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements, notes and schedules have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the notes thereto and except, in the case of unaudited interim financial statements, subject to normal year end audit adjustments and the exclusion of certain footnotes as permitted by the applicable rules of the Commission. The financial data set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the captions “Capitalization” present fairly the information set forth therein on a basis consistent with that of the audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

11.21. Statistical and Market-Related Data. The statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be accurate and reliable in all material respects.

11.22. Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

11.23. Legal Proceedings. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (i) there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (collectively, “Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property, right or asset of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could have a Material Adverse Effect; and (ii) to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority or by others.

11.24. Labor Disputes. No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or contemplated that could, individually or in the aggregate, have a Material Adverse Effect.

11.25. Intellectual Property Rights. (i) The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, and other source indicators and registrations and applications for registration thereof, domain name registrations, copyrights and registrations and applications for registration thereof, technology and know-how, trade secrets, and all other intellectual property and related proprietary rights (collectively, “Intellectual Property Rights”) necessary to conduct their respective businesses; (ii) other than as disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement, misappropriation or other conflict with (and neither the Company nor any of its subsidiaries is otherwise aware of any infringement, misappropriation or other conflict with) the Intellectual Property Rights of any other person, except for such infringement, misappropriation or other conflict as could not have a Material Adverse Effect; and (iii) to the knowledge of the Company, the Intellectual Property Rights of the Company and its subsidiaries are not being infringed, misappropriated or otherwise violated by any person.

11.26. Licenses and Permits. (i) The Company and its subsidiaries possess such valid and current certificates, authorizations, approvals, licenses and permits (collectively, “Authorizations”) issued by, and have made all declarations, amendments, supplements and filings with, the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate their respective properties and to conduct their respective businesses as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus; (ii) all such Authorizations are valid and in full force and effect and the Company and its subsidiaries are in compliance with the terms and conditions of all such Authorizations; and (iii) neither the Company nor any of its subsidiaries has received notice of any revocation, termination or modification of, or non-compliance with, any such Authorization or has any reason to believe that any such Authorization will not be renewed in the ordinary course, except where, in the case of clauses (i), (ii) and (iii), the failure to possess, make or obtain such Authorizations (by possession, declaration or filing) could not, individually or in the aggregate, have a Material Adverse Effect.

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11.27. Title to Property. The Company and its subsidiaries have good and marketable title to, or have valid and enforceable rights to lease or otherwise use, all items of real property and personal property (other than with respect to Intellectual Property Rights, which is addressed exclusively in Section 11.25) that are material to the respective businesses of the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances, claims, and defects and imperfections of title, except such liens, encumbrances, claims, defects and imperfections as (i) are disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or (ii) do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. The Company and its subsidiaries have good and marketable title to, or have valid and enforceable rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances, claims and defects and imperfections of title, except such liens, encumbrances, claims, defects and imperfections as (i) are disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, or (ii) do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. All items of real and personal property held under lease by the Company and its subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.

11.28. Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof or have timely requested extensions thereof and have paid all taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company). The charges, accruals and reserves in respect of any income and other tax liability in the financial statements of the Company referred to in Section 11.20 are adequate, in accordance with GAAP principles, to meet any assessments for any taxes of the Company accruing through the end of the last period specified in such financial statements.

11.29. Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year after the Closing Date. The Registration Statement sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

11.30. Investment Company Act. Neither the Company nor any of its subsidiaries is or, after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, will be required to register as an “investment company” (as defined in the Investment Company Act).

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11.31. Insurance. The Company and its subsidiaries are insured by recognized, financially sound institutions in such amounts, with such amounts, with such deductibles and covering such losses and risks as the Company reasonably believes to be adequate for the conduct of their respective businesses and the value of their respective properties and as is prudent and customary for companies engaged in similar businesses in similar industries. All insurance policies and fidelity or surety bonds insuring the Company and its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required to be made in order to continue such insurance; and neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for. There are no claims by the Company or any of its subsidiaries under any such policy as to which any insurer is denying liability or defending under a reservation of rights clause; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not have a Material Adverse Effect.

11.32. No Stabilization or Manipulation. None of the Company, nor its Affiliates, or, to the knowledge of the Company, any person acting on its or any of their behalf (other than the Placement Agent, as to which no representation or warranty is given) has taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company. The Company acknowledges that the Placement Agent may engage in passive market making transactions in the Common Stock on the Nasdaq Capital Market (the “Exchange”) in accordance with Regulation M under the Exchange Act (“Regulation M”).

11.33. Compliance with the Sarbanes-Oxley Act. The Company and, to the knowledge of the Company, its officers and directors, in their capacities as such, are and have been in compliance with all applicable provisions of the Sarbanes-Oxley Act.

11.34. Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Other than as disclosed in the Registration Statement, the Company maintains a system of internal control over financial reporting and the Company is not aware of any other material weaknesses in its internal control over financial reporting (whether or not remediated). Other than as disclosed in the Registration Statement, since the date of the most recent balance sheet included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (x) the Company’s auditors and the Board of Directors of the Company have not been advised of (A) any new significant deficiencies or material weaknesses in the design or operation of the internal control over financial reporting of the Company and its subsidiaries which could adversely affect the Company’s ability to record, process, summarize, and report financial data; or (B) any fraud, whether or not material, that involves management or other employees who have a role in the internal control over financial reporting of the Company or its subsidiaries; and (y) there have been no significant changes in the internal control over financial reporting of the Company or its subsidiaries or in other factors that could significantly affect, such internal control over financial reporting, including any corrective actions with regard to significant deficiencies or material weaknesses, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

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11.35. Disclosure Controls and Procedures. The Company and its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act; such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to perform the functions for which they were established.

11.36. Compliance with Environmental Laws. The Company and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance with all Environmental Laws (as defined below) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses; and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and, except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws, other than such proceedings regarding which would not, individually or in the aggregate, have a Material Adverse Effect; (y) to the knowledge of the Company, none of the Company or any of its subsidiaries is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries; and (z) none of the Company or any of its subsidiaries anticipates material capital expenditures relating to Environmental Laws. As used herein, the term “Environmental Laws” means any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including, without limitation, any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants.

11.37. ERISA. Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) complies in form with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, and has been maintained and administered in substantial compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA or Section 302 of ERISA or Section 412 and 430 of the Code (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no failure to satisfy the minimum funding standard (within the meaning of Section 302 of ERISA or Section 412 and 430 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (D) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (iv) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions to which a statutory or administrative prohibited transaction exemption applies.

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11.38.   FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

11.39. Related Party Transactions. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, other Affiliates, customers or suppliers of the Company or any of its subsidiaries, on the other hand, that would be required by the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus.

11.40. No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries, nor any director, officer of the Company, nor, to the knowledge of the Company, any agent, employee, Affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government or regulatory official or employee; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated or is in violation of any provision of (y) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or (z) any non-U.S. anti-bribery or anti-corruption statute or regulation. The Company and its subsidiaries have instituted and maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

11.41. Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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11.42. Compliance with OFAC. Neither the Company nor any of its subsidiaries nor any director, officer of the Company, nor, to the knowledge of the Company, any agent, employee or Affiliate of the Company or any of its subsidiaries is an individual or entity (an “OFAC Person”), or is owned or controlled by an OFAC Person, that is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other OFAC Person (i) to fund or facilitate any activities of or business with any OFAC Person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any OFAC Person (including any OFAC Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since the Company’s inception, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any OFAC Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

11.43. No Registration Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries, on the one hand, and any person, on the other hand, granting such person any rights to require the Company or any of its subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any of its subsidiaries owned or to be owned by such person or to require the Company or any of its subsidiaries to include such securities in any securities to be registered pursuant to any registration statement to be filed by the Company or any of its subsidiaries under the Securities Act.

11.44. Subsidiaries. The subsidiaries of the Company shall be referred to hereinafter each as a “Subsidiary” and collectively as “Subsidiaries.” The description of the corporate structure of the Company and each of the agreements among the Subsidiaries as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the caption “Corporate History and Structure” filed as Exhibit 21.1 to the Registration Statement is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. The Subsidiaries of the Company listed in Schedule 11.44 hereto are the only “significant subsidiaries” (as defined under Rule 1.02(w) of Regulation S-X under the Securities Act) of the Company (the “Significant Subsidiaries”).

11.45. No Restrictions on Subsidiaries. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s share capital or similar ownership interest, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

11.46. Exchange Listing. The Common Stock is listed on the Exchange, and the Company has taken no action designed to, or likely to have the effect of, delisting the Common Stock from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

11.47. Exchange Act Registration. The Common Stock is registered pursuant to Section 12(b) under the Exchange Act. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

11.48. Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

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11.49. Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Placement Agent and the Company fulfilling their obligations or exercising their rights hereunder (including documents incorporated herein by reference or attached hereto).

11.50. D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors, officers and beneficial holders of 5% or more of the Company’s Common Stock immediately prior to the Placement as supplemented by all information concerning the Company’s directors, officers and principal stockholders as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided to the Placement Agent is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become inaccurate and incorrect in any material respect.

11.51. No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

11.52. Litigation; Governmental Proceedings. There is no material action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company, any of its Subsidiaries or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which is required to be disclosed.

11.53. FINRA Matters.

11.53.1. No Broker’s Fees. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Placement Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

11.53.2. Payments Within Six (6) Months. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the six (6) months prior to the initial filing of the Registration Statement, other than the payment to the Placement Agent as provided hereunder in connection with the Placement.

11.53.3. Use of Proceeds. None of the net proceeds of the Placement will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

11.53.4. FINRA Affiliation. There is no (i) officer or director of the Company, (ii) to the Company’s knowledge, any beneficial owner of 10% or more of any class of the Company’s securities or (iii) to the Company’s knowledge, any beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-Calendar Day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the Placement (as determined in accordance with the rules and regulations of FINRA).

11.53.5. Information. All information provided by the Company in its FINRA questionnaire to Placement Agent Counsel specifically for use by Placement Agent Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

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12.	Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 11 hereof, in each case as of the date hereof and as of the Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

12.1. Regulatory Matters.

12.1.1. Effectiveness of Registration Statement; Rule 424 Information. The Registration Statement is effective on the date of this Agreement, and, on the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Date shall have been made within the applicable time period prescribed for such filing by Rule 424.

12.1.2. FINRA Clearance. On or before the Closing Date, the Placement Agent shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Placement Agent as described in the Registration Statement.

12.1.3. Listing of Additional Shares. On or before the Closing Date, the Company shall have filed a notice with the Exchange with respect to the Company’s additional listing of the securities sold in the Placement.

12.2. Closing Deliverables. The Company shall have delivered all closing deliverables to the Placement Agent as set forth in Section 10.1 as of the time required and in form reasonably satisfactory to the Placement Agent.

12.2.1. No Material Changes. Prior to and on the Closing Date: (i) there shall have been no Material Adverse Effect or development involving a prospective Material Adverse Effect in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any affiliates of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

12.2.2. Additional Documents. At the Closing Date, Placement Agent’s counsel shall have been furnished with such documents and opinions as they may require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Placement Agent and Placement Agent’s counsel.

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13.	Prior Agreement. By entering into this Agreement, the parties agree that that certain letter of engagement, dated June 17, 2025, entered into between the same parties hereof, shall automatically terminate and cease to have any effect whatsoever and shall be superseded in its entirety by this Agreement.

14.	Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings:

14.1. “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

14.2. “Board of Directors” means the board of directors of the Company.

14.3. “Business Day” means a Calendar Day other than a Saturday, Sunday or any other Calendar Day which is a federal legal holiday in the United States or any Calendar Day on which the commercial banks in the City of New York are required by law or other governmental action to close, provided that the commercial banks in the City of New York shall not be deemed to be required to be closed due to a “stay at home,” “shelter in place,” “non-essential employee” or similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York generally are open for use by customers on such Calendar Day.

14.4. “Calendar Day” means each and every day of the week (Sunday, Monday, Tuesday, Wednesday, Thursday, Friday and Saturday).

14.5. “Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the second (2nd) Trading Day following the date hereof.

14.6. “Common Stock” means the common stock of the Company, $0.0001 par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

14.7. “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

14.8. “Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

14.9. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

14.10. “Final Prospectus” means the prospectus in the form first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act.

14.11. “Issuer Free Writing Prospectus” means an “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Securities Act).

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14.12. “Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

14.13. “Per Share Purchase Price” equals $[●] (less $0.00001 exercise price for each Pre-Funded Warrant), subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

14.14. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

14.15. “Placement Agent” means Spartan Capital Securities, LLC.

14.16. “Placement Agent Counsel” means Kaufman & Canoles, P.C., with office at Two James Center, 14th Floor, 1021 E. Cary St., Richmond, VA 23219.

14.17. “Pre-Funded Warrants” means the pre-funded Common Stock purchase warrants, in the form of Exhibit 14.17.1 attached hereto delivered to the Purchasers at the Closing in accordance with Section 10.1.2.4 hereof, which Pre-Funded Warrants shall be exercisable immediately and shall expire when exercised in full.

14.18. “Preliminary Prospectus” means any preliminary prospectus included in the Registration Statement prior to the time at which the Commission declared the Registration Statement effective.

14.19. “Pricing Disclosure Package” means the Preliminary Prospectus collectively with this Agreement (including documents attached hereto or incorporated by reference herein).

14.20. “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

14.21. “Purchaser” means each purchaser of Securities in the Placement.

14.22. “Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Shares and Warrants purchased hereunder in United States dollars and in immediately available funds.

14.23. “Subsidiary” means any subsidiary of the Company as set forth in the SEC Reports and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

14.24. “Testing-the-Waters Communication” means any oral or Written Communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act and Rule 163B thereunder.

14.25. “Trading Day” means a Calendar Day on which the principal Trading Market is open for trading.

14.26. “Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB, OTCQX, Pink Open Market (or any successors to any of the foregoing).

14.27. “Transaction Documents” means this Agreement, the Securities, the Securities Purchase Agreement, the Lock-Up Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

14.28. “Transfer Agent” means Computershare Trust Company, N.A., the current transfer agent of the Company, with a mailing address of 150 Royall Street, Suite 101 Canton, MA 02021 and an email address of [●], and any successor transfer agent of the Company.

14.29. “Warrants” means, collectively, the Pre-Funded Warrants and the Placement Agent Warrants.

14.30. “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

14.31. “Written Communication” has the meaning set forth in Rule 405 under the Securities Act.

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15.	Termination. Notwithstanding anything to the contrary contained herein, the Company agrees that the provisions relating to the payment of fees, reimbursement of expenses, right of first refusal, tail fee, indemnification and contribution, equitable remedies, confidentiality, conflicts, independent contractor and waiver of the right to trial by jury will survive any termination or expiration of this Agreement. Notwithstanding anything to the contrary contained herein, the Company has the right to terminate the placement agent agreement for cause in compliance with FINRA Rule 5110(g)(5)(B)(i). The exercise of such right of termination for cause eliminates the Company’s obligations with respect to the provisions relating to the tail fees and right of first refusal. Notwithstanding anything to the contrary contained in this Agreement, in the event that no Placement is completed for any reason whatsoever during the Engagement Period, the Company shall be obligated to pay to Spartan its actual and accountable out-of-pocket expenses related to the Placement (including the fees and disbursements of Placement Agent’s Counsel) and if applicable, for electronic road show service used in connection with the Placement. During the engagement hereunder: (i) the Company will not, and will not permit its representatives to, other than in coordination with Spartan, contact or solicit institutions, corporations or other entities or individuals as potential purchasers of the Securities and (ii) the Company will not pursue any financing transaction which would be in lieu of the Placement. Furthermore, the Company agrees that during Spartan’s engagement hereunder, all inquiries from prospective investors will be referred to Spartan. Regardless of termination and except as stated in this Section 15, Section 9 of this Agreement will still remain in full effect if an offering is consummated.

16.	Publicity. The Company agrees that it will not issue press releases or engage in any other publicity, without Spartan’s prior written consent, commencing on the date hereof and continuing until the final Closing of the Placement.

17.	Information. During the Engagement Period or until the Closing, the Company agrees to cooperate with Spartan and to furnish, or cause to be furnished, to Spartan, any and all information and data concerning the Company, and the Placement that Spartan deems appropriate (the “Information”). The Company will provide Spartan reasonable access during normal business hours from and after the date of execution of this Agreement until the Closing to all of the Company’s assets, properties, books, contracts, commitments and records and to the Company’s officers, directors, employees, appraisers, independent accountants, legal counsel and other consultants and advisors. Except as contemplated by the terms hereof or as required by applicable law, Spartan will keep strictly confidential all non-public Information concerning the Company provided to Spartan. No obligation of confidentiality will apply to Information that: (a) is in the public domain as of the date hereof or hereafter enters the public domain without a breach by Spartan, (b) was known or became known by Spartan prior to the Company’s disclosure thereof to Spartan as demonstrated by the existence of its written records, (c) becomes known to Spartan from a source other than the Company which information is not provided by the breach of an obligation of confidentiality owed to the Company, (d) is disclosed by the Company to a third party without restrictions on its disclosure or (e) is independently developed by Spartan as demonstrated by its written records. For the avoidance of doubt, except as otherwise provided herein, all information which is not publicly available relating to the Company’s proprietary technology is proprietary and confidential.

18.	No Third Party Beneficiaries; No Fiduciary Obligations. This Agreement does not create, and shall not be construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that: (i) Spartan is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person or entity by virtue of this Agreement or the retention of Spartan hereunder, all of which are hereby expressly waived; and (ii) Spartan is a full service securities firm engaged in a wide range of businesses and from time to time, in the ordinary course of its business, Spartan or its affiliates may hold long or short positions and trade or otherwise effect transactions for its own account or the account of its customers in debt or equity securities or loans of the companies which may be the subject of the transactions contemplated by this Agreement. During the course of Spartan’s engagement with the Company, Spartan may have in its possession material, non-public information regarding other companies that could potentially be relevant to the Company or the transactions contemplated herein but which cannot be shared due to an obligation of confidence to such other companies.

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19.	Indemnification, Advancement & Contribution.

19.1. The Company hereby agrees to indemnify and hold harmless Spartan and its affiliates, and the respective controlling persons, directors, officers, managers, members, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, whether or not the Company is a party thereto (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of Spartan, or (B) otherwise relate to or arise out of Spartan’s activities on the Company’s behalf under Spartan’s engagement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) and shall advance payment for such expenses as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of any such Indemnified Person for such Claim.

19.2. The Company further agrees that it will not, without the prior written consent of Spartan, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

19.3. Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects, or is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel for such Indemnified Person and the payment of the fees and expenses of such counsel, provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person and provided further that if the legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, such Indemnified Person will employ its own separate counsel (limited to one law firm and local counsel, if necessary) to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. If the Company does not assume the defense of such Claim, such Indemnified Person will employ its own separate counsel (limited to one law firm and local counsel, if necessary) to represent or defend him, her, or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Person shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel (limited to one law firm and local counsel, if necessary) and all amounts paid as a result of such Claim or the compromise or settlement thereof. In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

19.4. The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not Spartan is the Indemnified Person), the Company and Spartan shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Spartan on the other, in connection with Spartan’s engagement referred to above, subject to the limitation that in no event shall the amount of Spartan’s contribution to such Claim exceed the amount of fees actually received by Spartan from the Company pursuant to Spartan’s engagement. The Company hereby agrees that the relative benefits to the Company, on the one hand, and Spartan on the other, with respect to Spartan’s engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company pursuant to the Placement (whether or not consummated) for which Spartan is engaged to render services bears to (b) the fee paid or proposed to be paid to Spartan in connection with such engagement.

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19.5. The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to and shall in no way limit or otherwise adversely affect any rights that any Indemnified Person may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.

19.6. Spartan and the Company further agree that neither Spartan nor any of its affiliates or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Spartan and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of Spartan.

20.	Equitable Remedies. Each party to this Agreement acknowledges and agrees that (a) a breach or threatened breach by the Company of any of its obligations under Section 8 or Section 9 or the exclusivity provisions of Section 1 would give rise to irreparable harm to Spartan for which monetary damages would not be an adequate remedy and (b) if a breach or a threatened breach by the Company of any such obligations occurs, Spartan will, in addition to any and all other rights and remedies that may be available to such party at law, at equity, or otherwise in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance of the terms of Section 8 or Section 9 or the exclusivity provisions of Section 1, as applicable, and any other relief that may be available from a court of competent jurisdiction, without any requirement to (i) post a bond or other security, or (ii) prove actual damages or that monetary damages will not afford an adequate remedy. Each party to this Agreement agrees that such party shall not oppose or otherwise challenge the existence of irreparable harm, the appropriateness of equitable relief or the entry by a court of competent jurisdiction of an order granting equitable relief, in either case, consistent with the terms of this Section 20.

21.	Governing Law; Jurisdiction and Venue Arbitration. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. Any controversy between the parties to this Agreement, or arising out of the Agreement, shall be resolved by arbitration before the American Arbitration Association (“AAA”) in New York, New York. The following arbitration agreement should be read in conjunction with these disclosures:

21.1. ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

21.2. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

21.3. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDING; AND

21.4. THE ARBITRATORS’ AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDING OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

21.5. ARBITRATION AGREEMENT. ANY AND ALL CONTROVERSIES, DISPUTES OR CLAIMS BETWEEN SPARTAN AND YOU OR YOUR AGENTS, REPRESENTATIVES, EMPLOYEES, DIRECTORS, OFFICERS OR CONTROL PERSONS, ARISING OUT OF, IN CONNECTION WITH, OR WITH RESPECT TO (i) ANY PROVISIONS OF OR THE VALIDITY OF THIS AGREEMENT OR ANY RELATED AGREEMENTS, (ii) THE RELATIONSHIP OF THE PARTIES HERETO, OR (iii) ANY CONTROVERSY ARISING OUT OF YOUR BUSINESS SHALL BE CONDUCTED BY THE AMERICAN ARBITRATION ASSOCIATION UNDER ITS COMMERCIAL ARBITRATION RULES. ARBITRATION MUST BE COMMENCED BY SERVICE OF A WRITTEN DEMAND FOR ARBITRATION OR A WRITTEN NOTICE OF INTENTION TO ARBITRATE. IF YOU ARE A PARTY TO SUCH ARBITRATION, TO THE EXTENT PERMITTED BY THE RULES OF THE APPLICABLE ARBITRATION TRIBUNAL, THE ARBITRATION SHALL BE CONDUCTED IN NEW YORK, NEW YORK. THE DECISION AND AWARD OF THE ARBITRATORS(S) SHALL BE CONCLUSIVE AND BINDING UPON ALL PARTIES, AND ANY JUDGMENT UPON ANY AWARD RENDERED MAY BE ENTERED IN THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, OR ANY OTHER COURT HAVING JURISDICTION THEREOF, AND NEITHER PARTY SHALL OPPOSE SUCH ENTRY.

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22.	Miscellaneous. The Company represents and warrants that it has all required power and authority to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conflict with any agreement, document or instrument to which it is a party or bound. The binding provisions of this Agreement are legally binding upon and inure to the benefit of both the Company and Spartan and their respective assigns, successors, and legal representatives. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the placement agent agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including electronic counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The undersigned hereby consents to receipt of this Agreement in electronic form and understands and agrees that this Agreement may be signed electronically. Signatures to this Agreement transmitted in electronic form will have the same effect as physical delivery of a paper document bearing the original signature, and if any signature is delivered electronically evidencing an intent to sign this Agreement, such electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by electronic mail or other electronic transmission is legal, valid and binding for all purposes.

23.	Notices. All notices, consents, claims, demands, waivers, and other communications hereunder (“Notices”) shall be in writing and sent by certified mail, hand delivery, overnight delivery or e-mail, if sent to Spartan, at the address set forth on the first page hereof, e-mail: kmonchik@spartancapital.com, attention: Kim Monchik, and if sent to the Company, to the address set forth on the first page hereof, e-mail: rweingarten@lixte.com, attention: Robert Weingarten, Chief Financial Officer. All Notices shall be deemed to have been effectively given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by FedEx or another nationally recognized overnight courier (receipt requested); (c) on the date sent by email (with confirmation of receipt from the intended recipient by return email or other written acknowledgment other than an automatic “read receipt”) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) if certified or registered mail is required by applicable law, the fifth day after the date mailed by certified or registered mail (in each case, return receipt requested, postage pre-paid).

If you are in agreement with the foregoing, please sign and return to us one copy of this Agreement. This Agreement may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page of LIXT Best Efforts Secondary Offering Placement Agent Agreement Follows]

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[Signature Page of LIXT Best Efforts Secondary Offering Placement Agent Agreement]

Very truly yours,

Spartan Capital Securities, LLC

By:
Name:	Kim Monchik
Title:	Chief Executive Officer

AGREED AND ACCEPTED:

The foregoing accurately sets forth our understanding and agreement with respect to the matters set forth herein.

Lixte Biotechnology Holdings, Inc.

By:
Name:	Geordan Pursglove
Title:	Chief Executive Officer

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